Exhibit 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     _________________________________________


          As independent public accountants, we hereby consent to the use our reports (and to all references to our Firm) included in or made a part of this Registration Statement.


                                                   /s/ Arthur Andersen LLP
                                                   ARTHUR ANDERSON LLP


          New Orleans, Louisiana
          July 28, 1995